UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2014

FIRST REGIONAL BANCORP

(Exact name of registrant as specified in its charter)

California	000-10232	95-3582843
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1801 Century Park East, Suite 1430 Los Angeles CA	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 839 - 2083

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.03	Bankruptcy or Receivership.

As previously reported, on June 19, 2012, First Regional Bancorp (the “Company”), pursuant to the provisions of the United States Bankruptcy Code (the “Bankruptcy Code” commenced a voluntary case under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Central District of California, seeking relief under the provisions of Chapter 11 of Title 11 of the Bankruptcy Code. The bankruptcy case is pending in the United States Bankruptcy Court for the Central District of California, Los Angeles Division (the “Bankruptcy Court”), as Case No. 2:12-bk-31372-ER. As also previously reported, on August 23, 2013, the Bankruptcy Court entered an order confirming the proposed plan of reorganization filed with the Bankruptcy Court by the Company (the “Plan”).

On February 20, 2014, the Company filed with the Bankruptcy Court a Notice of Effective Date of Debtor’s Second Amended Chapter 11 Liquidating Plan (the “Notice”), stating that the Plan was effective on January 17, 2014 (the “Effective Date”). Pursuant to the Plan, all equity interests in the Company (including the Company’s common stock) that were outstanding prior to the Effective Date were automatically cancelled as of the Effective Date and the obligations of the Company with respect to such equity interests were discharged as of the Effective Date. Accordingly, the Company plans to file a Form 15 “Certification and Notice of Termination of Registration Under Section 12(g) of the Securities Exchange Act of 1934 or Suspension of Duty to File Reports Under Sections 12 and 15(d) of the Securities and Exchange Act of 1934” with the Securities and Exchange Commission and will cease to be a reporting company under the Securities Exchange Act of 1934, as amended.

Forward-Looking Statements

This Current Report on Form 8-K and the exhibit hereto may contain certain forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST REGIONAL BANCORP
(Registrant)

February 26, 2014	By:	/s/ Thomas E. McCullough
Thomas E. McCullough
Corporate Secretary